UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2010

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Arrangement Agreement

On March 31, 2010, Apollo Gold Corporation (“Apollo”), 1526735 Alberta ULC, an unlimited liability company existing under the laws of the Province of Alberta and wholly owned by Apollo (“Subco”), and Linear Gold Corp. (“Linear”) entered into an Arrangement Agreement (the “Agreement”) pursuant to which it is expected that the businesses of Apollo and Linear would be combined by way of a court-approved plan of arrangement (the “Arrangement”) pursuant to the provisions of the Business Corporations Act (Alberta) (“ABCA”).  The Agreement supersedes the binding letter of intent entered into between Apollo and Linear on March 9, 2010 (and as amended on March 18, 2010) and disclosed in the Form 8-Ks filed by Apollo with the U.S. Securities and Exchange Commission (the “SEC”) on March 9, 2010 and March 23, 2010.

Structure.  As set forth in the Agreement, pursuant to the Arrangement:

•	Subco and Linear will amalgamate pursuant to the ABCA;

•	each outstanding Linear common share will be exchanged for 5.4742 Apollo common shares (the “Exchange Ratio”);

•
each warrant to purchase a Linear common share (a “Linear Warrant”) outstanding immediately prior to the effective time of the Arrangement (the “Effective Time”) will be exchanged for a warrant to purchase an Apollo common share (an “Apollo Warrant”) which will be exercisable to acquire, on the same terms and conditions as were applicable to such Linear Warrant immediately prior to the Effective Time, the number of Apollo common shares (rounded to the nearest whole number) equal to the product of: (A) the number of Linear common shares subject to such Linear Warrant immediately prior to the Effective Time; and (B) 5.474; the exercise price per Apollo common share subject to any such Apollo Warrants shall be an amount (rounded to the nearest cent) equal to the quotient of: (A) the exercise price per Linear common share subject to such Linear Warrant immediately prior to the Effective Time divided by (B) 5.4742.

•
each outstanding option to purchase a Linear common share ( “Linear Option”) granted under Linear’s Stock Option Plan will be exchanged for options of Apollo (the “Apollo Options”) granted under Apollo’s Stock Option Plan which will be exercisable to acquire, on the terms and conditions set forth in the Apollo Stock Option Plan, the number of Apollo common shares (rounded to the nearest whole number) equal to the product of: (A) the number of Linear common shares subject to such Linear Option immediately prior to the Effective Time and (B) 5.4742; the exercise price per Apollo common share subject to any such Apollo Option shall be an amount (rounded to the nearest cent) equal to the quotient of: (A) the exercise price per Linear common share subject to such Linear Option immediately prior to the Effective Time divided by (B) 5.4742; provided that current employees of Linear holding Linear Options whose employment is terminated in connection with the Arrangement will have their Linear Options exchanged for Apollo Options which shall expire on the earlier of: (i) the current expiry date of the corresponding Linear Options; and (ii) the first anniversary of the date of completion of the Arrangement;

•
each outstanding Apollo Option held by current directors of Apollo that will not continue to be directors of Apollo upon completion of the Arrangement would be amended to provide that such Apollo Options will expire on the earlier of: (i) the current expiry date of such Apollo Options; and (ii) the first anniversary of the date of completion of the Arrangement; and

•
each outstanding Apollo Option held by R. David Russell, the President and Chief Executive Officer of Apollo as of the date hereof, upon completion of the Arrangement would be amended to provide that such Apollo Options will remain in effect for a period of one year following the Effective Time.

Upon consummation of the Arrangement, the amalgamating corporations (Linear and Subco) would become a single, wholly owned subsidiary of Apollo and the shareholders of Linear immediately prior to the Arrangement are expected to own approximately 42.9% of the outstanding common stock of Apollo immediately following the effective date of the Arrangement (calculated on a fully-diluted basis).

Management; Board of Directors and other Matters.  Upon consummation of the Arrangement, the Agreement contemplates that:

•
R. David Russell would (i) resign as President and Chief Executive Officer of Apollo and, subject to customary releases, be paid all termination and other amounts owing pursuant to his employment agreement which Linear and Apollo agree will not exceed approximately US$1.7 million in the aggregate and (ii) enter into a consulting agreement with Apollo;

•	Wade Dawe (the current President and Chief Executive Officer of Linear) would be appointed President and Chief Executive Officer of Apollo;

•
Linear management and staff not continuing with the new company following the closing of the Arrangement will be paid such termination, buyout and severance amounts and retention bonuses as set forth in such employee’s employment agreement or as provided under applicable law, which payment amounts are not to exceed Cdn$1.7 million in the aggregate;

•	Apollo and Linear will agree on a new name for Apollo; and

•
The Board of Directors of Apollo would consist of seven directors, which would be composed of (i) three Linear nominees, including Wade Dawe, who would be nominated as the Chairman of the Board of Directors, (ii) three current Apollo board members or Apollo nominees, and (iii) one nominee who shall be a technical person mutually agreed upon by Apollo and Linear.

Conditions to Consummation of Arrangement.  The Agreement provides that each party’s obligation to proceed with the Arrangement is subject to customary mutual conditions precedent, including without limitation conditions relating to (i) obtaining the necessary interim and final orders of the Court of Queen’s Bench of Alberta (the “Court”), (ii) approval of the securityholders of Linear and Apollo of the transactions set forth in the Agreement for which their approval is required under applicable law, (iii) approval of the Toronto Stock Exchange and the NYSE Amex Equities Exchange to the listing of the Apollo common shares to be issued in the Arrangement and the Apollo common shares issuable upon exercise of the Apollo Options and Apollo Warrants, (iv) absence of certain actions, suits, proceedings or objection or opposition before any governmental or regulatory authority, (v) receipt of required regulatory approvals, (vi) the Apollo common shares, Apollo Options and Apollo Warrants issued in the Arrangement being exempt from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and (vii) the effectiveness of a U.S. registration statement registering the issuance of the Apollo common shares issuable upon exercise of the Apollo Options and Apollo Warrants under the Securities Act.

In addition, Linear’s obligation to proceed with the Arrangement is subject to the following additional conditions precedent:  (i) material accuracy of Apollo’s representations and warranties contained in the Agreement, (ii) material compliance by Apollo with its covenants and other obligations contained in the Agreement, (iii) absence of any material adverse change with respect to Apollo, (iv) absence of certain actions, suits, proceedings or objection or opposition before any governmental or regulatory authority that would result in a material adverse change in Apollo or on the ability of the parties to complete the Arrangement, (v) obtaining all material consents, waivers, permissions and approvals necessary to complete the Arrangement by or from relevant third parties, (vi) the directors and officers of Apollo shall have entered into support agreements pursuant to which they would agree, among other things, to support the Arrangement, (vii) each of (1) the consent letter to the Arrangement obtained from RMB Australia Holdings Limited, an Australian corporation (“RMBAH”), RMB Resources Inc., a Delaware corporation (“Agent”), and Macquarie Bank Limited, an Australian corporation (“Macquarie” and together with RMBAH and Agent, the “Financiers”) on March 9, 2010 (the “Consent Letter”) and (2) the support and lock-up agreements entered into by the Financiers on March 18, 2010 pursuant to which the Financiers agreed, subject to the terms and conditions thereof, to, among other things, support and vote in favor of the Arrangement and to refrain from exercising or selling any of the Apollo common shares or common share purchase warrants of Apollo held by them until December 31, 2010 (or such earlier dates specified therein) (the “Support and Lock-up Agreements”), shall be in full force and effect, (viii) the directors of Apollo shall have adopted all necessary resolutions to permit consummation of the Arrangement, (ix) the new board of directors shall be constituted as set forth above, (x) the directors of Apollo shall not have withdrawn or modified their recommendation to Apollo’s shareholders in a manner adverse to Linear, (xi) R. David Russell shall have tendered his resignation and all amounts owing to him pursuant to his employment agreement shall have been paid and (xii) Apollo shall have provided evidence that it has obtained the director and officer liability insurance required by the Agreement.

In addition, Apollo’s obligation to proceed with the Arrangement is subject to the following additional conditions precedent:  (i) material accuracy of Linear’s representations and warranties contained in the Agreement, (ii) material compliance by Linear with its covenants and other obligations contained in the Agreement, (iii) absence of any material adverse change with respect to Linear, (iv) absence of certain actions, suits, proceedings or objection or opposition before any governmental or regulatory authority that would result in a material adverse change in Linear or on the ability of the parties to complete the Arrangement, (v) obtaining all material consents, waivers, permissions and approvals necessary to complete the Arrangement by or from relevant third parties, (vi) the directors and officers of Linear shall have entered into support agreements pursuant to which they would agree, among other things, to support the Arrangement, (vii) each of (1) the Consent Letter and (2) the Support and Lock-up Agreements shall be in full force and effect, (viii) the directors of Linear shall have adopted all necessary resolutions to permit consummation of the Arrangement, (ix) the directors of Linear shall not have withdrawn or modified their recommendation to Linear’s shareholders in a manner adverse to Apollo and (x) holders of not more than 5% of the issued and outstanding Linear common shares shall have exercised rights of dissent in relation to the Arrangement

Non-Solicitation.  The Agreement includes mutual agreements by each of Linear and Apollo to immediately cease, and not to solicit or initiate discussions concerning, any alternative transactions to the proposed Arrangement.  However, each of Linear and Apollo may take certain specified actions in response to an unsolicited alternative transaction that the board of directors of such party deems to be a “superior proposal” meeting the requirements set forth in the Agreement.  The Agreement also provides that each of Apollo and Linear have certain other customary rights in respect of alternative transactions, including a right to match competing offers in certain circumstances.

Break Fee.  The Agreement provides that Apollo is required to pay a break fee of Cdn$4,000,000 if the Agreement is terminated (i) as a result the failure to obtain the requisite Apollo shareholder approval or (ii) in certain circumstances relating to Apollo’s receipt of a competing acquisition proposal or if Apollo accepts a “superior proposal” meeting the requirements set forth in the Agreement.  In addition, Linear is required to pay a break fee of Cdn$4,000,000 if the Agreement is terminated (i) as a result of the failure to obtain the requisite Linear shareholder approval or (ii)  in certain circumstances relating to Linear’s receipt of a competing acquisition proposal or if Linear accepts a “superior proposal” meeting the requirements set forth in the Agreement.

Covenants relating to Operation of Business.  Pursuant to the Agreement, each party agrees that during the period from the date of execution of the Agreement and ending on the earlier of the consummation of the Arrangement or the termination of the Agreement, except as required by law or as otherwise expressly permitted or specifically contemplated by the Agreement, it shall conduct its business only in the usual and ordinary course of business and consistent with past practice and it shall use all reasonable commercial efforts to maintain and preserve its business, assets and advantageous business relationships.  In addition, during such period, each party agrees to restrictions with respect to, among other things, (i) amending its constating documents, (ii) dividends, distributions, issuances, redemptions, repurchases or reclassifications of its capital stock, (iii) adopting a plan of liquidation or resolutions providing for its liquidation, dissolution, merger, consolidation or reorganization, (iv) sales, pledges or disposition of its assets, (v) capital expenditures, (vi) asset acquisitions, (vii) business acquisitions, (viii) indebtedness, (ix) material contract rights, (x) entry into or termination of hedges or other financial instruments or transactions, (xi) employee and director compensation, (xii) changes to employee plans and (xiii) cancellation of insurance policies.  In addition, Apollo agreed to use reasonable efforts to file a U.S. registration statement registering the Apollo common shares issuable upon exercise of the Apollo Options and the Apollo Warrants under the Securities Act (which requirement may be satisfied by maintaining the effectiveness of Apollo’s existing shelf registration statement and filing a prospectus supplement thereto covering such shares).

Other.  The Agreement also provides that, among other things:

•
Prior to the completion of the Arrangement, Apollo shall purchase and maintain director and officer liability “run-off” insurance for the benefit of the former directors and officers of Linear for a period of not less than six (6) years following the completion of the Arrangement, with coverage of not less than Cdn$10,000,000, with respect to claims arising from facts or events that occurred on or before the closing of the Arrangement, including with respect to the Arrangement; and

•	Customary representations and warranties from each of Apollo and Linear.

Termination of Agreement.  The Agreement may be terminated (i) by mutual written consent of each of Apollo and Linear; (ii) by Apollo in certain circumstances if it shall have received a “superior proposal” meeting the requirements set forth in the Agreement (provided that concurrently with any such termination, Apollo shall have paid the Cdn$4,000,000 break fee described above), (iii) by Apollo in certain circumstances if Linear shall have received an alternative acquisition proposal or a “superior proposal” meeting the requirements set forth in the Agreement, (iv) by Linear in certain circumstances if it shall have received a “superior proposal” meeting the requirements set forth in the Agreement (provided that concurrently with any such termination, Linear shall have paid the Cdn$4,000,000 break fee described above), (v) by Linear in certain circumstances if Apollo shall have received an alternative acquisition proposal or a “superior proposal” meeting the requirements set forth in the Agreement, (vi) by either party if the other party breaches on its non-solicitation obligations contained in the Agreement, (vii) by either party if the Arrangement shall not have been consummated by July 2, 2010 or (viii) by either Apollo or Linear if any of the conditions to their respective obligations to complete the transaction contemplated by the Agreement are not satisfied, and such condition is incapable of being satisfied by July 2, 2010.

U.S. Securities Matters.  None of the Apollo common shares, Apollo Options or Apollo Warrants issued in the Arrangement will be registered under the Securities Act or any state securities law.  Pursuant to the Agreement, the parties agreed that the Arrangement will be carried out with the intention that all Apollo common shares and other securities of Apollo issued on completion of the Arrangement to Linear securityholders will be issued by Apollo in reliance on the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof and applicable state law.

The foregoing descriptions of the Agreement is qualified in their entirety by reference to the Agreement attached to this Current Report on Form 8-K as Exhibit 10.1.

Additional Information and Where to Find It

In connection with the proposed Arrangement, Apollo intends to file documents relating to the transaction with the SEC, including a proxy statement.  Investors are urged to read the proxy statement regarding the proposed Arrangement, if and when it becomes available, because it will contain important information. When it becomes available, shareholders and other investors will be able to obtain a free copy of the proxy statement, and are able to obtain free copies of other filings and furnished materials containing information about Apollo, at the SEC’s internet website at www.sec.gov.  Copies of the proxy statement when it becomes available and any SEC filings incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Apollo Gold Corporation, 5655 South Yosemite St., Suite 200, Greenwood Village, Colorado 80111-3220 or (720) 886-9656, or from Apollo’s website, www.apollogold.com.

Interests of Participants in the Solicitation of Proxies

Apollo and certain of its directors, executive officers and other members of its management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its stockholders in connection with the proposed Arrangement.  Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in Apollo’s proxy statements and Annual Reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the proxy statement relating to the Arrangement when it becomes available.  Copies of these documents can be obtained, without charge, at the SEC’s internet website at www.sec.gov or by directing a request to Apollo at the address above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (d)     Exhibits

10.1	Arrangement Agreement, March 31, 2010, between Apollo Gold Corporation and Linear Gold Corp.

99.1	Press Release issued on April 1, 2010 by Apollo Gold Corporation and Linear Gold Corp. regarding the entry into the Arrangement Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 1, 2010

APOLLO GOLD CORPORATION

By:	/s/ Melvyn Williams
Melvyn Williams
Chief Financial Officer and Senior Vice President – Finance and Corporate Development